Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

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Registration Statement (Form S-8 No. 333-117860) pertaining to the salesforce.com, inc. 1999 Stock Option Plan, 2004 Equity Incentive Plan, 2004 Outside Directors Stock Plan and 2004 Employee Stock Purchase Plan,

•	Registration Statement (Form S-8 No. 333-123656) pertaining to the salesforce.com, inc. 2004 Equity Incentive Plan,

•	Registration Statement (Form S-8 No. 333-134467) pertaining to the salesforce.com, inc. 2004 Equity Incentive Plan and 2006 Inducement Equity Incentive Plan,

•	Registration Statement (Form S-8 No. 333-143161) pertaining to the salesforce.com, inc. 2004 Equity Incentive Plan,

•	Registration Statement (Form S-8 No. 333-151180) pertaining to the salesforce.com, inc. 2004 Equity Incentive Plan,

•	Registration Statement (Form S-8 No. 333-159554) pertaining to the salesforce.com, inc. 2004 Equity Incentive Plan and 2006 Inducement Equity Incentive Plan,

•	Registration Statement (Form S-8 No. 333-167190) pertaining to the salesforce.com, inc. 2004 Equity Incentive Plan,

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Registration Statement (Form S-8 No. 333-174209) pertaining to the salesforce.com, inc. 2004 Equity Incentive Plan, 2006 Inducement Equity Incentive Plan and Radian6 Technologies, Inc. Third Amended and Restated Stock Option Plan,

•	Registration Statement (Form S-8 No. 333-177018) pertaining to the salesforce.com, inc. 2006 Inducement Equity Incentive Plan and Assistly, Inc. 2009 Stock Plan,

•	Registration Statement (Form S-8 No. 333-178606) pertaining to the Model Metrics, Inc. 2008 Stock Plan,

•	Registration Statement (Form S-8 No. 333-179317) pertaining to the 2Catalyze, Inc. Second Amended 2008 Stock Option Plan,

•	Registration Statement (Form S-8 No. 333-181698) pertaining to the salesforce.com, inc. 2004 Equity Incentive Plan and 2004 Employee Stock Purchase Plan,

•	Registration Statement (Form S-8 No. 333-183580) pertaining to the salesforce.com, inc. 2006 Inducement Equity Incentive Plan and Buddy Media, Inc. 2007 Equity Incentive Plan,

•	Registration Statement (Form S-8 No. 333-183885) pertaining to the Goinstant, Inc. Stock Option Plan of salesforce.com, inc.

•	Registration Statement (Form S-8 No. 333-188850) pertaining to the salesforce.com, inc. 2004 Equity Incentive Plan and 2004 Employee Stock Purchase Plan,

•	Registration Statement (Form S-8 No. 333-189249) pertaining to the EdgeSpring, Inc. 2010 Equity Incentive Plan,

•	Registration Statement (Form S-8 No. 333-189801) pertaining to the salesforce.com, inc. 2013 Equity Incentive Plan,

•	Registration Statement (Form S-8 No. 333-189980) pertaining to the ExactTarget, Inc. 2004 Stock Option Plan and ExactTarget, Inc. 2008 Equity Incentive Plan,

•	Registration Statement (Form S-8 No. 333-198360) pertaining to the 2014 Inducement Equity Incentive Plan,

•	Registration Statement (Form S-8 No. 333-198361) pertaining to the RelateIQ, Inc. 2011 Stock Plan,

•	Registration Statement (Form S-3 No. 333-209964) and related prospectus for the registration of 4,812,325 shares of common stock,

•	Registration Statement (Form S-8 No. 333-209965) pertaining to the Steelbrick Holdings, Inc. 2013 Equity Incentive Plan, and

•	Registration Statement (Form S-8 No. 333-211510) pertaining to the MetaMind, Inc. 2014 Stock Incentive Plan;
of salesforce.com, inc. of our report dated March 4, 2016 (except for the effects of the retrospective adoption of the updated accounting standards discussed in Notes 2, 6, 7 and 9 to the consolidated financial statements, as to which the date is September 1, 2016), with respect to the consolidated financial statements of salesforce.com, inc. and our report dated March 4, 2016, with respect to the effectiveness of internal control over financial reporting of salesforce.com, inc., included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP
Redwood City, California
September 1, 2016